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                                                                    EXHIBIT 23.1



              Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 15, 2001, except for Note 20 as to which the date is March 26, 2001, in Amendment No. 2 to the Registration Statement Form S-1 and related Prospectus of Hypercom Corporation for the registration of 9,206,268 shares of its common stock.


                                    /s/ Ernst & Young LLP


Phoenix, Arizona
January 4, 2002